EXHIBIT 32.1
STATEMENT OF CHIEF EXECUTIVE OFFICER
OF ADAMS RESPIRATORY THERAPEUTICS, INC.
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
§ 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Adams Respiratory Therapeutics, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Michael J. Valentino, Chief Executive Officer of the Company, certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael J. Valentino

Michael J. Valentino
Chief Executive Officer

Adams Respiratory Therapeutics, Inc.

May 11, 2006